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                                                                Exhibit 10.5

                            RENEWAL PROMISSORY NOTE
                            -----------------------

$20,000,000.00                                                   March 26, 1997
                                                         Camden County, Georgia

         FOR VALUE RECEIVED, the undersigned, ARMOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BARNETT BANK, N.A. (the "Lender"), whose address is 50 North Laura Street, Jacksonville, Florida 32202, the outstanding principal balance of this Note, together with accrued interest hereunder, in accordance with the terms set forth herein. This Note shall be governed by the following provisions:

         1. Advances.

            (a) The Borrower and the Lender are parties to an Amended and Restated Loan Agreement (as amended or restated from time to time, the "Loan Agreement") of even date herewith governing borrowings under this Note. The Borrower may borrow, repay and reborrow principal amounts hereunder on a revolving basis during the Revolving Period (as defined herein) subject to the terms contained herein and in the Loan Agreement. Notwithstanding the foregoing, the outstanding principal balance hereof shall not exceed $20,000,000.00 (or such lesser amount as is set forth in the Loan Agreement) at any one time. The Borrower shall not be entitled to obtain any further advances hereunder from and after the expiration of the Revolving Period.

            (b) For purposes hereof, the following terms shall have the following meanings:

                (i) "Revolving Expiration Date" shall initially mean March 1,
            1999. During the 30 day period commencing on each March 31 during the Revolving Period (commencing with the 30 day period beginning on March 31, 1998), the Borrower may by written notice to the Lender request that the Lender extend the Revolving Expiration Date then in effect for an additional twelve months. The Lender may, in its sole discretion, thereupon elect to extend the Revolving Expiration Date by an additional twelve months. Any such election by the Lender shall be evidenced only by written notice to the Borrower executed by the Lender. Any failure by the Lender to deliver such written notice within 60 days after the Borrower has made a request for extension hereunder shall be deemed a rejection of such request. If the Lender delivers a written notice consenting to an extension of the Revolving Expiration Date, then the term "Revolving Expiration Date" shall


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THIS NOTE RENEWS AND MODIFIES THAT CERTAIN PROMISSORY NOTE DATED NOVEMBER 14,
1996, EXECUTED BY THE BORROWER IN FAVOR OF THE LENDER IN THE ORIGINAL PRINCIPAL AMOUNT OF $10,000,000.00.

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            thereafter mean the date to which the Lender has extended the
            Revolving Expiration Date pursuant to such notice. The Lender shall have no obligation to extend the Revolving Expiration Date, and the Lender may at any time elect not to extend the Revolving Expiration Date (whether or not an Event of Default has occurred hereunder). The Borrower shall not be entitled to request more than one extension hereunder per year.

                (ii) "Revolving Period" shall mean a period commencing on the date hereof and ending on the Revolving Expiration Date.

                (iii) "Term Period" shall mean a three year period commencing on the first day after the expiration of the Revolving Period.

         2. Payments.

            (a) The Borrower shall pay all accrued interest hereunder on the first day of each calendar month during the term hereof commencing on April 1, 1997, and continuing on the first day of each calendar month thereafter.

            (b) The Borrower shall repay principal hereunder in monthly installments on the first day of each calendar month during the Term Period. Each principal installment shall equal 1/36th of the outstanding principal balance of this Note as of the commencement of the Term Period.

            (c) The Borrower shall pay all remaining outstanding principal hereunder, together with all then accrued and unpaid interest, on the last day of the Term Period.

         3. Interest.

            (a) Except as otherwise provided herein, interest shall accrue on the outstanding principal balance of this Note at a rate equal to the Prime Rate less one-quarter of one percent (0.25%) per annum. The Prime Rate shall be the interest rate announced from time to time by Barnett Banks, Inc. as its prime rate. The Prime Rate is a reference rate and is not necessarily the lowest or best rate the Lender may from time to time charge its customers. For purposes of this Note, any change in the Prime Rate shall be effective as of the Lender's opening of business on the effective date of the change.

            (b) Notwithstanding the foregoing, the Borrower may elect to pay interest on all or a portion of the outstanding principal hereunder for periods of 30, 60 or 90 days (each, an "Interest Period") at an Adjusted Libor Rate (as defined herein). The Borrower may make such election by delivering written notice

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thereof to the Lender at least two business days before the commencement of the
Interest Period. The notice shall state: (i) the date upon which the Interest Period shall commence (which shall not be a Saturday, Sunday or legal holiday);
(ii) whether such Interest Period shall be for 30, 60 or 90 days; and (iii) the aggregate principal amount which shall bear interest at the Adjusted Libor Rate (which amount is referred to herein as the "Libor Amount"). If the Borrower duly elects for interest to accrue hereunder at the Adjusted Libor Rate, then interest shall accrue at the Adjusted Libor Rate on the applicable Libor Amount during the applicable Interest Period. Any election hereunder shall be irrevocable during the term of the Interest Period, and no Interest Period elected hereunder shall extend beyond the expiration of the Term Period. The Borrower shall not be entitled to have more than ten interest rates in effect at any one time during the term of this Note. Each Libor Amount shall be in an increment of $50,000, and no Libor Amount shall be less than $250,000. The Adjusted Libor Rate shall be a daily rate that is two and one-quarter percent (2.25%) per annum over the Libor Rate (as defined herein). The Libor Rate for each Interest Period shall mean the offered rate for deposits in United States dollars in the London Interbank market for period equal to the applicable Interest Period which appears on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the day that is two London Banking Days (as defined herein) preceding the first Banking Business Day (as defined herein) of the Interest Period. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate will be the arithmetic mean of such offered rates. The Lender may, in its discretion, use any other publicly available index or reference rate showing rates offered for United States dollar deposits in the London Interbank market as of the applicable date. In addition, the Lender may, in its discretion, use rate quotations for monthly periods in lieu of quotations for substantially equivalent daily periods. For purposes hereof, the following terms shall have the following meanings:

                (i) "Banking Business Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in Jacksonville, Florida are closed for business.

                (ii) "London Banking Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business.

            (c) All interest hereunder shall be calculated on the basis of a 360-day year (based upon the actual number of days elapsed).

            (d) The total liability of the Borrower and any endorsers or guarantors hereof for payment of interest shall not exceed any limitations imposed on the payment of interest by

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applicable usury laws. If any interest is received or charged by any holder hereof in excess of that amount, the Borrower shall be entitled to an immediate refund of the excess.

            (e) Upon the occurrence of an Event of Default hereunder, interest shall accrue at the Default Rate hereinafter set forth notwithstanding the provisions of this Section.

         4. Prepayment. The Borrower shall be entitled to prepay this Note in whole or in part at any time without penalty. Notwithstanding the foregoing and any other contrary provision set forth herein or in the Loan Agreement: (a) the Borrower shall not be permitted to prepay any Libor Amount prior to the expiration of any applicable Interest Period; and (b) any such Libor Amounts shall not be repaid or reborrowed on a revolving basis during any applicable Interest Period. All prepayments of principal during the Term Period shall be applied to principal installments in the inverse order of maturity.

         5. Application of Payments. All payments hereunder shall be applied first to the Lender's costs and expenses, then to fees authorized hereunder or under the Loan Agreement, then to interest and then to principal.

         6. Default. Any Event of Default under the Loan Agreement shall be considered an "Event of Default" hereunder. If any Default (as defined in the Loan Agreement) or any Event of Default shall occur, the Lender may, without notice to the Borrower, refuse to advance any more funds hereunder or under the Loan Agreement. In addition, if any Event of Default shall occur, the Lender may, in the manner set forth in the Loan Agreement, declare the outstanding principal of this Note, all interest thereon and all other amounts payable under this Note or otherwise to be forthwith due and payable. Thereupon, this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. From and after the occurrence of an Event of Default, all outstanding principal hereunder, and accrued and unpaid interest and other charges hereunder, shall bear interest at the rate of either two percent (2%) per annum above the Prime Rate until paid or, if such rate is usurious under the laws of Florida, then at the highest legal rate permissible thereunder (the "Default Rate").

         7. Expenses. All parties liable for the payment of this Note agree to pay the Lender all reasonable costs incurred by it in connection with the collection of this Note. Such costs include, without limitation, reasonable fees for the services of counsel and legal assistants employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal or otherwise. All such parties further agree to indemnify and hold the Lender harmless against liability for the

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payment of state documentary stamp taxes, intangible taxes or other taxes
(including interest and penalties, if any), excluding income or service taxes of the Lender, which may be determined to be payable with respect to this transaction.

         8. Substitute Rate. Anything herein to the contrary notwithstanding, if within two business days prior to the first day of any Interest Period during which interest will accrue at the Adjusted Libor Rate the Lender is not, for any reason whatsoever, able to obtain rates to enable it to determine the Adjusted Libor Rate, the Lender shall give the Borrower prompt notice thereof. The Note shall thereafter accrue interest at the rate set forth in Subsection 3(a) hereof.

         9. Change of Law. Notwithstanding any other provision herein, if any applicable law, rule or regulation or the interpretation or administration thereof makes it unlawful for the Lender to (i) honor any commitment it may have hereunder to accrue interest at the Adjusted Libor Rate, then such commitment shall terminate, or (ii) maintain any accrual of interest at the Adjusted Libor Rate, then interest shall immediately upon notice from the Lender accrue at the rate set forth in Subsection 3(a) hereof.

         10. Miscellaneous. The Borrower shall make all payments hereunder in lawful money of the United States at the Lender's address set forth herein or at such other place as the Lender may designate in writing. The remedies of the Lender as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of the Lender and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective, unless set forth in a written document executed by the Lender, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event. This Note shall be construed and enforced in accordance with Florida law and shall be binding on the successors and assigns of the parties hereto. The term "Lender" as used herein shall mean any holder of this Note. The Lender may, at its option, round any or all fractional amounts under Section 3 upwards to the next higher 1/100 of 1%.

             The Borrower hereby: (i) waives demand, notice of demand, presentment for payment, notice of nonpayment or dishonor, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note; (ii) agrees to any substitution, addition or release of any party or person primarily or secondarily liable hereon; and (iii) agrees that the Lender shall not be required first to institute any suit, or to exhaust his, their or its remedies against the Borrower or any other person or party to

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become liable hereunder, or against any collateral in order to enforce payment of this Note.

                                            ARMOR HOLDINGS, INC.


                                            By /s/ Carol T. Burke
                                              ---------------------------------
                                              Its Vice President - Finance
                                                  -----------------------------
                                                        (CORPORATE SEAL)

STATE OF GEORGIA

COUNTY OF CAMDEN

         The foregoing instrument was executed, acknowledged and delivered before me this 26th day of March, 1997, by Carol T. Burke the Vice President of Finance of Armor Holdings, Inc., on behalf of the corporation, in Camden County, Georgia.

                                            /s/ V. Thomas Fountain
                                            -----------------------------------
                                            Notary Public, State and County
                                               aforesaid
                                            Print Name: V. Thomas Fountain
                                                       ------------------------
                                                       Notary Public, Camden
                                                       County, Georgia
                                                       My Commission Exp.
                                                       Jan. 16, 2000
                                            My Commission Expires:

                                                        [Notary Seal]

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